Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results with Record Quarterly Revenue and Adjusted EBITDA(1) and Revises Upwards 2024 Financial Guidance Ranges

•	Total Company Revenue increased 14.7% to $461.1 million in the third quarter of 2024 from $402.0 million in the third quarter of 2023; Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 34.3% to $16.4 million in the third quarter of 2024 from $12.2 million in the third quarter of 2023
•	Digital Health Revenue growth resulted in part from a $2.2 million (or 75.8%) increase in AI Revenue, which climbed to $5.1 million during the third quarter of 2024 from $2.9 million in the third quarter of 2023
•	Total Company Adjusted EBITDA(1) was $73.7 million in the third quarter of 2024 as compared with $57.9 million in the third quarter of 2023, an increase of 27.2%; Digital Health reportable segment Adjusted EBITDA(1) increased 41.7% to $3.3 million in the third quarter of 2024 from $2.3 million in the third quarter of 2023
•	Total Company Adjusted EBITDA(1) margins increased by 156 bps to 16.0% in the third quarter of 2024 as compared with 14.4% in the third quarter of 2023
•	Adjusting for unusual or one-time items in the quarter, Adjusted Diluted Earnings Per Share(3) was $0.18 for the third quarter of 2024; This compares with Adjusted Earnings Per Share(3) of $0.13 for the third quarter of 2023
•	Aggregate procedural volumes in the third quarter of 2024 increased 9.0% and same-center procedural volumes increased 5.5% compared with the third quarter of 2023
•	As of September 30, 2024, we had a cash balance of $748.9 million and Net Debt to Adjusted EBITDA(1) ratio of below 1.0x
•	On pace for the commercial launch of DeepHealth OS on December 1st at the Radiological Society of North America (RSNA) conference
•	RadNet revises full-year 2024 guidance levels to increase Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) ranges

LOS ANGELES, California, November 10, 2024 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 399 owned and operated outpatient imaging centers, today reported financial results for its third quarter of 2024.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We continue to demonstrate strong growth and record results in each of our Imaging Center and Digital Health reportable operating segments. Total Company Revenue grew 14.7% as compared with last year’s third quarter to a record $461.1 million. The Digital Health segment Revenue of $16.4 million increased 34.3% from last year’s same quarter. The strong growth in Digital Health was, in part, driven by the AI businesses, whose Revenue increased 75.8% as compared with last year’s third quarter, mainly from the continuing success of the rollout of the Enhanced Breast Cancer Detection (EBCD) DeepHealth AI-powered screening mammography program.”

“Despite continued inflation in staffing costs, improved reimbursement from commercial and capitated payors, strong demand for advanced imaging modalities, the growth of the Digital Health businesses and effective cost controls resulted in an increase to Adjusted EBITDA(1) margins. Total Company Adjusted EBITDA(1) margin of 16.0% during this third quarter increased by 156 basis points over last year’s third quarter.” added Dr. Berger.

“Given the positive trends we continue to experience in virtually all aspects of our business and the strong financial performance of the third quarter, we are revising upwards certain guidance levels in anticipation of financial results that we believe will exceed both our original expectations and the adjustments we made to the guidance ranges upon releasing our first and second quarter 2024 results. We have increased 2024 guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2),” added Dr. Berger.

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Dr. Berger continued, “In response to continued high demand for our services and notable patient backlogs in many of RadNet’s local markets, we continue to expand capacity through the development and construction of new imaging centers. Since the start of the year, we have opened five new centers, and we anticipate opening an additional three centers before year end. Furthermore, we have 15 centers in various stages of construction and development which we intend to open during 2025.”

“We remain on pace for the commercial launch of DeepHealth OS at the RSNA convention this year taking place December 1st through 4th in Chicago. At our DeepHealth booth, we will be demonstrating the capabilities of the DeepHealth OS integrated end-to-end workflow solutions as well as our clinical AI tools. Last week, we announced our first customer for the DeepHealth OS software platform, and we are eager to introduce our DeepHealth solutions to prospective customers and partners at the convention, explained Dr. Berger.

“RadNet’s balance sheet continues to strengthen as our focus remains on driving same-center revenue performance and effective cost management. At quarter end, we had a cash balance of $748.9 million, and our leverage ratio of Net Debt to Adjusted EBITDA(1) was at a record low, slightly below 1.0,” concluded Dr. Berger.

Third Quarter Financial Results

For the third quarter of 2024, RadNet reported Total Company Revenue of $461.1 million and Adjusted EBITDA(1) of $73.7 million. Revenue increased $59.2 million (or 14.7%) and Adjusted EBITDA(1) increased $15.7 million (or 27.2%) as compared with the third quarter of 2023.

For the third quarter of 2024, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $16.4 million and Adjusted EBITDA(1) of $3.2 million. Revenue increased $4.2 million (or 34.3%) and Adjusted EBITDA(1) increased $950,000 (or 41.7%) as compared with the third quarter of 2023. Digital Health Revenue and Adjusted EBITDA(1) growth was due in part from a $2.2 million (or 75.8%) increase in AI Revenue, which climbed to $5.1 million during the third quarter of 2024.

Unadjusted for unusual or one-time items impacting the third quarter, Total Company Net Income for the third quarter of 2024 was $3.2 million as compared with a Total Company Net Income of $17.5 million for the third quarter of 2023. Fully diluted Net Income Per Share for the third quarter of 2024 was $0.04, compared with a fully diluted Net Income per share of $0.25 in the third quarter of 2023, based upon a weighted average number of diluted shares outstanding of 75.2 million shares in 2024 and 68.8 million shares in 2023.

There were a number of unusual or one-time items impacting the third quarter including: $8.1 million of non-cash loss from interest rate swaps; $304,000 in severance expense related to cost-savings initiatives; $1.3 million expense related to leases for de novo facilities under construction that have yet to open their operations; $3.3 million of non-capitalized research and development expenses related to the DeepHealth Cloud OS and generative AI; $417,000 of acquisition transaction costs; and $147,000 loss in conjunction with extinguishment of debt and related expenses. Adjusting for the above items, Total Company Adjusted Earnings(3) was $13.3 million and diluted Adjusted Earnings Per Share(3) was $0.18 during the third quarter of 2024. This compares with Total Company Adjusted Earnings(3) of $8.8 million and diluted Adjusted Earnings Per Share(3) of $0.13 during the third quarter of 2023.

For the third quarter of 2024, as compared with the prior year’s third quarter, MRI volume increased 14.6%, CT volume increased 15.5% and PET/CT volume increased 23.8%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.0% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2024 and 2023, MRI volume increased 9.9%, CT volume increased 9.8% and PET/CT volume increased 16.8%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.5% over the prior year’s same quarter

Nine Month Financial Results

For the first nine months of 2024, RadNet reported Total Company Revenue of $1,352.6 million and Adjusted EBITDA(1) of $204.5 million. Revenue increased $156.3 million (or 13.1%) and Adjusted EBITDA(1) increased $37.9 million (or 22.8%) as compared with the first nine months of 2023.

For the first nine months of 2024, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $46.9 million and Adjusted EBITDA(1) of $10.0 million. Revenue increased $12.0 million (or 34.4%) and Adjusted EBITDA(1) increased $6.3 million (or 171.6%) as compared with the first nine months of 2023. Digital Health Revenue and Adjusted EBITDA(1) growth was due in part to a $8.0 million (or 107.8%) increase in AI Revenue, which climbed to $15.4 million during the nine month period of 2024.

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Unadjusted for one-time or unusual items, Total Company Net Loss for the first nine months of 2024 was $2.6 million as compared with a Total Company Net Income of $4.9 million for the first nine months of 2023. Fully diluted Net Loss Per Share for the nine month period of 2024 was $(0.04), compared with a Net Income per share of $0.08 in the nine month period of 2023, based upon a weighted average number of diluted shares outstanding of 72.6 million shares in 2024 and 63.2 million shares in 2023.

2024 Guidance Update

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results
Total Net Revenue	$1,650 - $1,700 million	$1,675 - $1,725 million	$1,685 - $1,735 million	$1,710 - $1,760 million
Adjusted EBITDA(1)	$250 - $260 million	$255 - $265 million	$257 - $267 million	$262 - $270 million
Capital Expenditures(a)	$125 - $135 million	$130 - $140 million	$135 - $145 million	$145 - $155 million
Cash Interest Expense(b)	$40 - $45 million	$37 - $42 million	$32 - $37 million	$25 - $30 million
Free Cash Flow (2)	$65 - $75 million	$68 - $78 million	$72 - $80 million	$83 - $93 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests and New Jersey Imaging Network capital expenditures.
(b)	Includes payments to and from counterparties on interest rate swaps and nets interest income from our cash balance as recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results

Total Net Revenue (inclusive of intersegment revenue)	$60 - $70 million	$60 - $70 million	$60 - $70 million	$60 - $70 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$12 - $14 million	$13 - $15 million	$13 - $15 million	$13 - $15 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13 million	$12 - $14 million	$12 - $14 million	$13 - $15 million

Capital Expenditures(i)	$3 - $5 million	$3 - $5 million	$3 - $5 million	$3 - $5 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$8 - $10 million	$8 - $10 million	$8 - $10 million	$8 - $10 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(2) - $(5) million	$(2) - $(5) million	$(2) - $(5) million	$(2) - $(5) million

(i)	Excludes a $9 million purchase of software code and other intellectual property from a vender.

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“Based upon the consistent outperformance of the first three quarters of this year relative to our projections, we have increased guidance ranges of our core Imaging Center reporting segment for Revenue and Adjusted EBITDA(1). Furthermore, despite increasing the Capital Expenditures guidance range by $10 million, we are expecting Free Cash Flow(2) to be higher for the year. This is the result of the projected increase in Adjusted EBITDA(1) and lower Cash Interest Expense. With respect to the Digital Health reportable segment, we remain on track to meet our original guidance levels for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2).”

Conference Call for Tomorrow

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2024 results on Monday, November 11th, 2024 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, November 11, 2024

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1691984&tp_key=8cbf05cc88 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10193306.

About RadNet, Inc.

RadNet, Inc., is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 399 owned and/or operated outpatient imaging centers. RadNet’s markets include Arizona, California, Delaware, Florida, Maryland, New Jersey, New York and Texas. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of over 10,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize technology, digital health initiatives, artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$748,916	$342,570
Accounts receivable	199,076	163,707
Due from affiliates	30,210	25,342
Prepaid expenses and other current assets	38,051	47,657
Total current assets	1,016,253	579,276
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	663,867	604,401
Operating lease right-of-use assets	646,750	596,032
Total property, plant, equipment and right-of-use assets	1,310,617	1,200,433
OTHER ASSETS
Goodwill	711,841	679,463
Other intangible assets	84,441	90,615
Deferred financing costs	2,416	1,643
Investment in joint ventures	104,514	92,710
Deposits and other	45,260	46,333
Total Assets	$3,275,342	$2,690,473

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$338,737	$342,940
Due to affiliates	44,872	15,910
Deferred revenue	4,392	4,647
Current operating lease liability	58,751	55,981
Current portion of notes payable	23,378	17,974
Total current liabilities	470,130	437,452
LONG-TERM LIABILITIES
Long-term operating lease liability	658,434	605,097
Notes payable, net of current portion	996,272	812,068
Deferred tax liability, net	20,795	15,776
Other non-current liabilities	10,077	6,721
Total liabilities	2,155,708	1,877,114
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 value, 200,000,000 shares authorized; 73,976,284 and 67,956,318 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	7	7
Additional paid-in-capital	979,279	722,750
Accumulated other comprehensive loss	(1,843)	(12,484)
Accumulated deficit	(82,130)	(79,578)
Total RadNet, Inc.'s Stockholders' equity:	895,313	630,695
Noncontrolling interests	224,321	182,664
Total Equity	1,119,634	813,359
Total liabilities and equity	$3,275,342	$2,690,473

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

REVENUE
Service fee revenue	$427,579	$361,927	$1,247,513	$1,078,265
Revenue under capitation arrangements	33,563	40,041	105,050	117,982
Total service revenue	461,142	401,968	1,352,563	1,196,247
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	391,800	341,635	1,169,113	1,038,647
Depreciation and amortization	34,979	32,210	101,822	95,705
Loss (gain) on sale and disposal of equipment and other	148	527	735	1,183
Loss (gain) on contribution of imaging centers into joint venture	–	(16,808)	–	(16,808)
Severance costs	304	1,153	797	3,157
Total operating expenses	427,231	358,717	1,272,467	1,121,884
INCOME (LOSS) FROM OPERATIONS	33,911	43,251	80,096	74,363
OTHER INCOME AND EXPENSES
Interest expense	19,427	16,115	61,776	47,876
Equity in earnings of joint ventures	(3,595)	(1,084)	(11,308)	(3,935)
Non-cash change in fair value of interest rate hedge	6,755	1,015	7,429	949
Debt restructuring and extinguishment expenses	147	–	8,909	–
Other expenses (income)	(5,414)	(4,081)	(16,248)	(2,609)
Total other (income) expenses	17,320	11,965	50,558	42,281
INCOME (LOSS) BEFORE INCOME TAXES	16,591	31,286	29,538	32,082
Provision for income taxes	(4,335)	(7,220)	(4,927)	(7,741)
NET INCOME (LOSS)	12,256	24,066	24,611	24,341
Net income (loss) attributable to noncontrolling interests	9,047	6,526	27,163	19,437
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$3,209	$17,540	$(2,552)	$4,904

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.04	$0.26	$(0.04)	$0.08

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.04	$0.25	$(0.04)	$0.08
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	73,494,709	67,793,404	72,587,321	62,113,707
Diluted	75,165,435	68,809,818	72,587,321	63,221,251

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$24,611	$24,341
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,822	95,705
Amortization of operating lease assets	45,516	47,542
Equity in earnings of joint ventures	(10,308)	5,012
Amortization deferred financing costs and loan discount	2,336	2,240
Loss (Gain) on sale and disposal of equipment	735	1,183
Loss on extinguishment of debt	2,080	–
Gain on contribution of imaging centers into joint venture	–	(16,808)
Amortization of cash flow hedge	8,242	2,765
Non-cash change in fair value of interest rate hedge	7,429	949
Stock-based compensation	21,368	21,380
Loss on impairment	1,200	3,949
Change in fair value of contingent consideration	1,974	(4,112)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(35,369)	(1,379)
Other current assets	4,738	5,754
Other assets	(7,388)	(16,641)
Deferred taxes	4,834	7,389
Operating lease liability	(40,497)	(43,390)
Deferred revenue	(255)	1,155
Accounts payable, accrued expenses and other	57,426	(5,091)
Net cash provided by operating activities	190,494	131,943
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(37,748)	(10,915)
Purchase of property and equipment and other	(145,164)	(136,537)
Proceeds from sale of equipment	151	82
Equity contributions in existing and purchase of interest in joint ventures	(1,496)	(5,453)
Net cash used in investing activities	(184,257)	(152,823)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(4,296)	(1,929)
Payments on Term Loan Debt	(688,375)	(11,062)
Proceeds from issuance of new debt, net of issuing costs	863,815	–
Contribution from noncontrolling interests	7,569	–
Payments on contingent consideration	(3,614)	(3,390)
Distributions paid to noncontrolling interests	(2,423)	(3,523)
Proceeds from sale of economic interests in majority owned subsidiary, net of taxes	8,641	5,102
Proceeds from issuance of common stock	218,385	245,831
Proceeds from issuance of common stock upon exercise of options	367	72
Net cash provided by financing activities	400,069	231,101
EFFECT OF EXCHANGE RATE CHANGES ON CASH	40	(171)
NET DECREASE IN CASH AND CASH EQUIVALENTS	406,346	210,050
CASH AND CASH EQUIVALENTS, beginning of period	342,570	127,834
CASH AND CASH EQUIVALENTS, end of period	748,916	337,884

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$51,520	$59,421
Cash paid during the period for income taxes	$2,202	$225

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income (loss) attributable to Radnet, Inc. common stockholders	$3,209	$17,540	$(2,552)	$4,904
Income taxes	4,335	7,220	4,927	7,741
Interest expense	19,427	16,115	61,776	47,876
Severance costs	304	1,153	797	3,157
Depreciation and amortization	34,979	32,210	101,822	95,705
Non-cash employee stock-based compensation	4,723	4,325	21,369	21,381
Loss (gain) on sale and disposal of equipment and other	148	527	735	1,183
Non-cash change in fair value of interest rate hedge	6,755	1,015	7,429	949
Other expenses (income)	(5,414)	(4,081)	(16,248)	(2,609)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	3,345	–	9,977	–
Loss (gain) on contribution of imaging centers into joint venture	–	(16,808)	–	(16,808)
Loss (gain) on extinguishment of debt and related expenses	147	–	8,909	–
Non-cash change to contingent consideration	–	(6,276)	1,974	(3,646)
Acquisition related non-cash intangible adjustment	–	3,950	–	3,950
Non-operational rent expenses	1,287	1,030	3,119	2,748
Acquisition transaction costs	417	–	417	–

Adjusted EBITDA Including EBITDA from Digital Health	$73,662	$57,920	$204,451	$166,531

EBITDA from Digital Health	3,229	2,279	10,018	3,689

Adjusted EBITDA excluding EBITDA from Digital Health	$70,433	$55,641	$194,433	$162,842

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PAYMENTS BY PAYOR CLASS

Third Quarter
2024

Commercial Insurance	57.7%
Medicare	22.3%
Capitation	7.3%
Medicaid	2.4%
Workers Compensation/Personal Injury	2.2%
Other*	8.2%
Total	100.0%

* Includes management fee, teleradiology and Digital Health financial reporting unit revenue.

PAYMENTS BY MODALITY

	Third Quarter	Full Year	Full Year	Full Year
	2024	2023	2022	2021

MRI	37.1%	36.8%	36.8%	36.0%
CT	16.0%	16.8%	17.5%	17.2%
PET/CT	7.1%	6.4%	5.8%	5.5%
X-ray	6.1%	6.5%	6.7%	3.9%
Ultrasound	13.7%	12.9%	12.6%	12.7%
Mammography	16.2%	16.0%	15.3%	16.1%
Nuclear Medicine	1.0%	0.8%	0.9%	1.0%
Other	2.7%	3.9%	4.5%	4.6%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Third Quarter	Third Quarter
	2024	2023

MRI	446,596	389,566
CT	265,874	230,276
PET/CT	18,844	15,216
Nuclear Medicine	9,282	8,533
Ultrasound	650,322	607,995
Mammography	484,357	452,756
X-ray and Other	862,732	806,677

Total	2,738,007	2,511,019

* Volumes include wholy owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	September 30,	September 30,
	2024	2023(v)

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$3,209	$17,540

Add non-cash impact of cash flow hedges (i)	8,111	2,260
Add severance costs	304	1,153
Subtract gain on contribution of imaging centers into joint venture	–	(16,808)
Add non-operational rent expenses (iii)	1,287	1,030
Non-capitalized R&D - DeepHealth cloud OS & generative AI	3,345	–
Acquisition transaction costs	417	–
Debt amendment fee	147	–
Subtract non-cash change to contingent consideration - Heart Lung Health	–	915
Total adjustments - loss (gain)	13,611	(11,450)
Subtract tax impact of Adjustments (ii)	(3,552)	2,759
Tax effected impact of adjustments	10,059	(8,691)

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE
TO RADNET, INC. COMMON SHAREHOLDERS	10,059	(8,691)

ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.	13,268	8,849
COMMON STOCKHOLDERS

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	75,165,435	68,809,818

ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.18	$0.13

(i)	Impact is the combination of (a) the loss in fair value of the hedges during the quarter of $6,755 in 2024 and loss of $1,015 in 2023 and (b) the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective of $1,356 in 2024 and $1,245 in 2023.
(ii)	Tax effected using 26.1% blended federal and state effective tax rate for 2023 and 24.1% for 2023.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Represents pre-tax net income losses before income taxes from Artificial Intelligence reporting segment.
(v)	Restated from what was presented in 2023 to include the losses of the AI businesses (ie, not add the losses back to earnings as was the case in 2023). The restated Adjusted Earnings for 2023 is due to the fact that AI is no longer its own reportable operating segment and is now embedded in the Digital Health reportable operating segment.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest Expense. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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